UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant _X_
Filed by a Party other than the Registrant ?

Check the appropriate box:
?  Preliminary Proxy Statement
?  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))
X  Definitive Proxy Statement
?  Definitive Additional Materials
?  Soliciting Material Pursuant to Section 240.14a-12

KENTUCKY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X  No fee required
?  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1)  Title of each class of securities to which transaction applies:

   2)  Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4)  Proposed maximum aggregate value of transaction:

   5)  Total fee paid:

?  Fee paid previously with preliminary materials.
? Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   2)  Form, Schedule or Registration Statement No.:

   3)  Filing Party:

   4)  Date Filed:


KENTUCKY BANCSHARES, INC.
339 Main Street
Paris, KY  40361
(859) 987-1795

Notice of Annual Meeting of Shareholders to be held May 14, 2008

                                                              April 10, 2008

To Our Shareholders:

     The annual meeting of the shareholders of Kentucky Bancshares, Inc. will be held as follows:


     Date:          Wednesday, May 14, 2008

     Time:          11:00 a.m., Eastern Daylight Time

     Place:         Kentucky Bank
                    Main Office
                    339 Main Street
                    Paris, Kentucky

     Purpose:       To elect three Class III directors, and
                    To transact such other business as may properly come
                     before the meeting or any adjournment thereof.

     Record Date:   Close of business on March 20, 2008.


     All Shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please sign and date the enclosed Proxy and return it promptly so your shares of stock may be voted.

     Thank you for your time and consideration. Please feel free to contact my office should you have any questions.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/Gregory J. Dawson
                                        Gregory J. Dawson
                                        Secretary, Kentucky Bancshares, Inc.


YOUR VOTE IS IMPORTANT

Please mark, sign, date and return the accompanying proxy immediately even if you plan to attend the Annual Meeting.




Information about Attending the Annual Meeting

If you plan to attend the meeting, please bring the following:

     1.  Proper identification.
     2. Acceptable Proof of Ownership if your shares are held in "street name."

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Kentucky Bancshares, Inc. stock on the record date or (b) an account statement showing that you owned Kentucky Bancshares, Inc. stock on the record date.

Only shareholders of record on the record date may attend or vote at our Annual Meeting of Shareholders.




KENTUCKY BANCSHARES, INC.
339 Main Street
Paris, KY  40361

     The 2007 Annual Report to Shareholders, including financial statements, is being mailed to shareholders together with these proxy materials on or about April 10, 2008.

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kentucky Bancshares, Inc. (the "Company") for use at our Annual Meeting of Shareholders to be held on May 14, 2008, and at any adjournments (the "Annual Meeting").

Who Can Vote; Voting Rights.

     Each share of our common stock that you held on the record date entitles you to one vote on any matter, other than the election of directors, that may properly come before the Annual Meeting. In the election of directors, each holder of shares of our common stock has "cumulative voting rights."

     Cumulative voting rights means each holder is entitled to vote the number of shares of common stock he or she owns multiplied by three (the number of directors to be elected at the Annual Meeting) by casting all of his or her votes for one candidate or by distributing such votes among two or more candidates.

     On the record date, there were 2,852,367 shares of our common stock issued and outstanding.

Quorum and Votes Required.

     A quorum at the Annual Meeting is at least a majority of the outstanding shares of our common stock entitled to vote present in person or represented by proxy. Directors are elected by cumulative voting of the votes cast at the Annual Meeting. The three director nominees receiving the most votes for director positions expiring in 2011 will be elected directors.

     Brokers, banks and other institutions holding shares of record for customers generally are not permitted to vote on certain matters unless they receive voting instructions from their customers. When brokers, banks and other institutions do not receive voting instructions from their customers, they notify the Company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers, banks and other institutions who did not receive voting instructions are called "broker non-votes." Broker non-votes will not be counted as votes for or against a matter and will not be included in calculating the number of votes necessary for approval on those matters. Shares of our common stock present at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.



How Your Proxy Will Be Voted.

     The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not you attend in person.

     How To Vote. Shareholders may vote at the Annual Meeting in person or by proxy. If your shares of common stock are registered in your name, then you can vote your shares by proxy by signing, dating and mailing the enclosed proxy card.

     If your shares are held in "street name" (through a broker, bank or other institution), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other institution to determine whether you will be able to vote electronically using the internet or the telephone.

     You may also attend the Annual Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the Annual Meeting but hold your stock in "street name," then you must have a proxy from the broker, bank or institution in order to vote at the meeting.

     How Proxies Will Be Voted. If you properly return a proxy as specified above, your shares will be voted in accordance with the instructions you provide. If you vote without providing contrary instructions, your proxy will be voted in the following manner:

?	FOR the proposed director nominees (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board's nominees); and

?	FOR the transaction of such other business as may properly come before the Annual Meeting.

     We expect no matters to be presented for action at the Annual Meeting other than the items described in this proxy statement. By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

     Revoking a Proxy. You may revoke or change your proxy at any time before it is exercised by (i) filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy (Gregory J. Dawson, Secretary, Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361); (ii) submitting to the Secretary a duly-executed proxy bearing a later date relating to the same shares of our common stock; or
(iii) appearing at the Annual Meeting and (after having given the Secretary notice of your intention to vote in person) voting your shares of our common stock in person. If your shares are held in "street name" (through a broker, bank or other institution) please contact your broker, bank or other institution to revoke or change your proxy.



Proxy Solicitations.

     We will pay all of the expenses of this solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, our Directors, officers, and employees may solicit proxies personally or by telephone without additional compensation.

Multiple Shareholders Sharing the Same Address.

     One copy of our Annual Report on Form 10-K and one proxy statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from the affected shareholders. If at any time, you would prefer to receive a separate proxy statement as well as a separate copy of our Annual Report on Form 10-K, then please notify your broker or other institution or direct your written request to Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attn: Gregory J. Dawson, Secretary,.

Shareholders' Proposals for 2009 Annual Meeting.

     We presently contemplate that the 2009 Annual Meeting of Shareholders will be held on or about May 13, 2009. If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing by no later than December 8, 2008 (the date 120 days prior to the first anniversary of the date of the 2008 annual meeting proxy statement) to:
Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention:
Gregory J. Dawson, Secretary. We recommend that you send any proposals by certified mail, return receipt requested.

     If you want to present a proposal at next year's annual meeting but do not wish to have it included in our proxy statement, you do not need to contact us in advance. Our bylaws do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at the Meeting. However, if you do not notify us on or before February 21, 2009 of any matter that you wish to present at next year's annual meeting, then the shareholders' proxies that we solicit in connection with our 2009 Annual Meeting of Shareholders will confer on the proxyholders discretionary authority to vote on the matter that you present at our 2009 Annual Meeting.

Corporate Governance.

     Code of Ethics. Ethical business conduct is a shared value of our Board of Directors, management and employees. Our Code of Ethics applies to our employees and officers, including the principal executive officer and principal financial officer.

     Our Code of Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. We encourage all employees, officers and directors to promptly report any violations of the Code of Ethics to the appropriate persons identified in the Code. You may obtain a copy of our Code of Ethics, free of charge, by sending a written request to Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361,
Attention: Gregory J. Dawson, Secretary.

     Board Structure and Committees. As of the date of this proxy statement, our Board of Directors consists of eleven (11) members. Our Board of Directors held four meetings during 2007, consisting of four regularly scheduled meetings. All directors, except Mr. Hinkle, attended at least 75% of the total number of board meetings and the meetings of the committees to which they belonged. Our Board of Directors does not have a specific policy for director attendance at our annual meeting of shareholders. Three of our directors attended our 2007 annual meeting.

     Our Board of Directors has a standing Audit Committee and Compensation Committee but does not have a standing nominating committee.

     Audit                                                          Meetings
Committee Members       Functions of the Committee                  in 2007

Robert G. Thompson      Monitors the integrity of our financial
  (Chairman)            reporting processing and systems of            11
                        internal controls regarding finance,
Betty J. Long           accounting, and legal compliance

Ted McClain             Selects our independent auditor and
                        determines such auditor's compensation
Edwin S. Saunier
                        Monitors the independence and performance of the independent auditor, management and the internal audit department

                        Provides an avenue of communication among the independent auditors, management, the internal audit department and the Board of Directors


Compensation                                                        Meetings
Committee Members       Functions of the Committee                  in 2007

William Arvin           Please refer to the sections in this
 (Chairman)             proxy statement entitled "Compensation         2
Henry Hinkle            Discussion and Analysis" and the "Report
Theodore Kuster         of the Compensation Committee"
_________

     Committee Charters. Only our Audit Committee has a charter, which is attached as Annex A to this proxy statement. The Board of Directors does not limit the number of audit committees for other corporations on which its audit committee members may serve. None of the committee members currently serve on another audit committee for a publicly-held entity.

     Board and Committee Independence. The Board has determined that each of its members is independent as defined by the rules of NASDAQ except for its employee directors: Mr. Caudill, Mr. Prichard and Mr. Woodford. While our Board determined that both Mr. McClain and Mr. Arvin are independent under the rules of NASDAQ, it did have to consider the Company's payments to Mr. McClain's and Mr. Arvin's companies. Mr. Arvin is the sole owner of his law firm. The aggregate amount the Company paid to Mr. Arvin's company was below the $100,000 threshold set by NASDAQ. Mr. McClain owns 1/3 of The Hopewell Company, Inc., which is a family business. The aggregate amount the Company paid to The Hopewell Company, Inc. for property or services during 2007, 2006 and 2005 did not exceed 5% of Hopewell Insurance Company's consolidated gross revenues for its last completed fiscal year.

     Audit Committee Financial Expert. Our Board of Directors has determined (in accordance with Securities and Exchange Commission Regulation S-K 407(d)) that Mrs. Betty J. Long satisfies the qualifications of financial expert and Mrs. Betty J. Long accordingly has been designated as the Audit Committee financial expert.

     Consideration of Director Nominees. We do not have a standing nominating committee. The members of our Board who are independent directors under NASDAQ rules determine the nominees for director to be presented for election based upon their review of all proposed nominees for the Board, including those proposed by shareholders. The independent members of the Board of Directors select qualified candidates based upon the criteria set forth below and review their recommendations with the Board, which decides whether to invite the candidate to be a nominee for election to the Board.

     Board members must possess the acumen, education and experience to make a significant contribution to the Board and bring a diverse range of skills and perspectives to satisfy the perceived needs of the Board at a particular time. Board members must have the highest ethical standards, a strong sense of professionalism, independence and an understanding of our business. Additionally, Board members must have the aptitude and experience to fully appreciate the legal responsibilities of a director and the governance processes of a public company, a willingness to commit, as well as have, sufficient time to discharge their duties to the Board and such other factors as the independent members of the Board of Directors determine are relevant in light of the needs of the Board and the Corporation.

     For a shareholder to submit a candidate for consideration as a director, a shareholder must notify our secretary. To be considered for nomination and inclusion in our proxy statement at the 2009 Annual Meeting, a shareholder must notify our secretary no later than December 8, 2008 (the date 120 days prior to the first anniversary of the date of the 2008 annual meeting proxy statement). Notices should be sent to: Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson, Secretary.

     Communications with the Board. Our Board of Directors has established a process for shareholders to communicate with the Board or an individual director. Shareholders may contact the Board or an individual director by writing to the attention of one or more directors at our principal executive offices at Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361,
Attention: Gregory J. Dawson, Secretary.  Each communication intended for the


Board of Directors or an individual director will be forwarded to the specified party.

Director Compensation.

     We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. Additionally, each director of the Company is also a director of Kentucky Bank, our operating subsidiary. In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company to be an effective member of the Board.

     The form and amount of director compensation is reviewed by the Compensation Committee, which makes recommendations to the full Board.

     Cash Compensation. Each Director receives an annual fee of $1,500. The Audit Committee Chairman receives an additional annual fee of $2,000. Each Director receives a fee of $400 for attending each Company board meeting and each Kentucky Bank board meeting, including $400 for one paid absence per year. Non-employee Directors are paid $100 for each committee meeting of the Company and of Kentucky Bank that he or she attends (for which he or she is a member).

     Equity-Based Compensation. Non-employee Directors also receive equity-based compensation under our 1993 Non-Employee Directors Stock
Ownership Incentive Plan. Pursuant to this plan, non-employee directors are granted options to purchase shares of our common stock following each year in which Kentucky Bank has a return on assets of one percent (1%) or greater. If options are to be granted, then options are typically awarded on the first business day in March following the year the performance goals were met, have terms of ten years, vest immediately and are exercisable at a strike price equal to 100% of the closing market price of a share of our common stock on the grant date. Exercise rights expire 90 days after resignation or retirement (before age 72) from the Board and one (1) year after death, disability or mandatory retirement from the Board (age 72).

     2007 Director Summary Compensation Table

     The table below summarizes the total compensation paid to or earned by our non-employee Directors during 2007. The compensation of Messrs. Caudill, Prichard and Woodford is reflected in the Summary Compensation Table under Executive Compensation.

                     Fees Earned
                       or Paid     Option      All Other
Name of Director       in Cash     Awards(1)  Compensation(2)   Total
William Arvin          $11,100      $ 422       $18,748       $30,270
Henry Hinkle             6,400       422          -            6,822
Theodore Kuster         10,300       422          -           10,722
Betty J. Long           13,000       422          -           13,422
Ted McClain              11,700       422          -           12,122
Edward Saunier          12,550       422          -           12,972
Robert G. Thompson      13,700       422          -           14,122
Woodford Van Meter      16,000       422          -           16,422
____________

  (1) Amounts reflect the compensation cost recognized in 2007 for stock options in accordance with FAS 123(R), which reflects the fair value of all stock-based compensation in earnings based on immediate vesting. For additional information relating to the assumptions made by us in valuing these awards for 2007, refer to Note 14 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts do not necessarily equate to the income that will ultimately be realized by the Directors for these awards. The grant date fair value of each stock option granted in 2007 was $4.22. The aggregate number of stock options held by our directors as of December 31, 2007 was 6,750.

  (2) The amount for Mr. Arvin reflects the amount we paid his legal firm, of which he is the sole owner, for legal services he provided to the Company during 2007. As described in "Transactions with Related Persons," Mr. McClain is a partial owner of The Hopewell Company, Inc., which received $263,140 from the Company for the provision of insurance services. Because these fees are not paid directly to Mr. McClain, we have not included them in the table.

Election of Directors.

     Classified Board. Under our Amended and Restated Articles of Incorporation, our Board of Directors consists of three different classes (Class I, Class II and Class III) as nearly equal in number as the then total number of directors constituting the Board permits. The directors in each class serve for a term of three years, and one class is elected annually.

     At the Annual Meeting, you will be asked to elect three directors for a term to expire at the Annual Meeting of Shareholders to be held in 2011. Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

     Mr. Henry Hinkle, Mr. Theodore Kuster and Mr. Robert G. Thompson are currently serving as directors in the class of directors whose terms expire at the Annual Meeting. Our Board has nominated each of Messrs. Hinkle, Kuster and Thompson to serve a 3-year term, until our 2011 annual shareholders' meeting (or until their successors have been elected and qualified).

     Each of the nominees has agreed to serve as a director if elected. Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of these nominees. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

     If any of the director nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

     In accordance with rules of NASDAQ, all of the nominees for director, and all continuing directors listed below, meet the NASDAQ definition of "independent" except for Messrs. Caudill, Prichard and Woodford.

     Information about Director Nominees and Continuing Directors. The following tables set forth information with respect to each nominee for director, and with respect to continuing directors who (by virtue of the classes in which they serve) are not nominees for re-election at the Annual Meeting.

                                                                                     Year
                       Principal Occupations, Other Public Directorships     First Elected
Name of Director        Age  _     and Positions with the Company(1)_________     __a Director__

                                    Class III
                      Nominees for Three-Year Terms Ending in 2011

Henry Hinkle         56   President of Hinkle Contracting Company.           1989
                          Director of Kentucky Bank since 1989.

Theodore Kuster      64   Farmer and thoroughbred horse breeder.             1985
                          Director of Kentucky Bank since 1979.

Robert G. Thompson   58   Farmer and thoroughbred horse breeder.             1991
                          Director of Kentucky Bank since 1991.

                                         Class I
                      Continuing Directors Whose Terms Expire in 2009

Betty J. Long        60   Retired President and CEO of First Federal         2003
                          Cynthiana.  Director of Kentucky Bank since
                          2006.

Ted McClain          56   Insurance agent and partial owner of The           2003
                          Hopewell Company, Inc.  Director of Kentucky Bank
                          since 2002.

Edwin S. Saunier     50   President of Saunier North American, Inc., a       2007
                          Moving and storage company.  Director of Kentucky
                          Bank since 2007.

Buckner Woodford   63  Chairman of the Board of the Company and      1981
                       Kentucky Bank.  President and CEO of the
                       Company from 1991-2004.  Director of Kentucky
                       Bank since 1971.

                                        Class II
                       Continuing Directors Whose Terms Expire in 2010

William Arvin        68   Attorney, Law Office of William Arvin.             1995
                          Director of Kentucky Bank since 1995.

B. Proctor Caudill   58   Special Projects Manager of the Company since      2006
                          2006.  President and CEO of Peoples Bancorp of
                          Sandy Hook, Inc. from 1981 to 2006 and President
                          from 1999 to 2006. CEO of Peoples Bank, (Sandy
                          Hook, Kentucky) from 1981 to 2006.

Louis Prichard       54   President and CEO of the Company and Kentucky      2003
                          Bank since 2004.  President and Chief
                          Operating Officer of the Company and Kentucky
                          Bank from 2003 to 2004. Director of Kentucky
                          Bank since 2003.

Woodford Van Meter   54   Ophthalmologist.  Director of Kentucky Bank        2004
                          Since 2004.
____________

  (1) Kentucky Bank is our operating subsidiary. We acquired Peoples Bancorp of Sandy Hook Inc. and Peoples Bank, (Sandy Hook, Kentucky) in 2006.

    None of the nominees or continuing directors is a director of any company with a class of securities registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act, or any company registered as an investment company under the Investment Company Act of 1940.

The Corporation Board of Directors recommends voting FOR the election of each of the Nominees for Director.

Stock Ownership of Directors and Executive Officers.

     We believe it is important for our Directors and executive officers to align their interests with the long-term interests of our shareholders. Although we have encouraged stock accumulation through the grant of equity incentives to our directors and executive officers, we do not require our directors and executive officers to own shares of our common stock.

     Except as otherwise indicated below, the table below shows the amount of our common stock each of our Directors and Named Executive Officers (as defined in the Executive Compensation section below) owned on March 5, 2008. Unless otherwise indicated, all shares shown are held with sole voting and investment power.

                                          Number of
                             Number of      Shares       Total Number
                             Shares Not   Subject to      of Shares
                             Subject to   Exercisable    Beneficially     Percent of
Name of Beneficial Owner      Options      Options(1)       Owned(2)        Class(3)
William Arvin(4)                27,564        850         28,414          *
B. Proctor Caudill, Jr.(5)   157,478          0        157,478         5.5%
Gregory J. Dawson             6,039      2,570          8,609          *
Norman J. Fryman                 71      2,100          2,171          *
Henry Hinkle(6)              34,765        850         35,615         1.25%
Theodore Kuster(7)           17,345        750         18,095          *
Betty J. Long(8)              1,700        300          2,000          *
Ted McClain(9)                2,400        600          3,000          *
Louis Prichard(10)             2,320      6,200          8,520          *
Edward S. Saunier              500        400            900          *
Robert G. Thompson(11)        5,700        750          6,450          *
Woodford Van Meter(12)       33,300        400         33,700         1.2%
Buckner Woodford IV(13)     237,420      7,500        244,920         8.6%

Directors and Executive
Officers as a group        575,024      27,520       602,544         21.1%
_________

1999	Ownership is less than 1.0%

1999	Our common stock that could be acquired as of May 5,
2008, upon the exercise of options granted pursuant to our 1993
Employee Stock Option Plan, our 1999 Employee Stock Option Plan and our 1993 Nonemployee Directors Stock Ownership Incentive Plan.

1999	Total number of shares beneficially owned does not include restricted stock for the following:
                                                      Number of Shares of
       Name of Beneficial Owner                     Restricted Common Stock

      B. Proctor Caudill, Jr.                          132
      Gregory J. Dawson                                396
      Norman J. Fryman                                 396
      Louis Prichard                                   840
      Buckner Woodford IV                              231

     Executive Officers as a group                   3,130

  (3) Based on 2,850,590 shares of our common stock outstanding as of March 5, 2008
  (4) Includes 11,858 shares held in a retirement account, 11,968 shares held of record by Mr. Arvin's wife, as to which Mr. Arvin disclaims beneficial ownership, 5,465 shares held jointly with his wife.
  (5) Includes 19,725 shares held of record by Mr. Caudill's wife, as to which Mr. Caudill's disclaims beneficial ownership.
  (6) Includes 150 shares held by his wife and 675 shares held by relatives, as to which Mr. Hinkle disclaims beneficial ownership. Includes 31,875 shares held of record by Hinkle Contracting Company, as to which Mr. Hinkle, as president, has shared voting power.
  (7) Includes 6,250 shares held of record by Mr. Kuster's wife, as to which Mr. Kuster disclaims beneficial ownership. Also includes 5,500 shares held in a retirement account.
  (8) Includes 1,700 shares held in a retirement account.
  (9) Includes 1,000 shares held of record by The Hopewell Company, Inc. as to which Mr. McClain, as a 1/3 owner and officer, has voting power.
  (10) Includes 2,110 shares held jointly with his wife.
  (11) Includes 200 shares owned by Mr. Thompson's wife.
  (12) Includes 2,200 shares held of record by Mr. Van Meter's wife, as to which Mr. Van Meter disclaims beneficial ownership.
  (13) Includes 8,000 shares held by his wife, as to which Mr. Woodford disclaims beneficial ownership.
Executive Compensation.

Compensation Discussion and Analysis.

     Overview of Compensation Program. The Compensation Committee ("Committee") of the Board has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Committee ensures that the total compensation paid is fair, reasonable and competitive. The individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table, are referred to as the "Named Executive Officers."

     Compensation Philosophy and Objectives. The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives' interests with those of the shareholders by rewarding performance above established corporate and individual goals, with the ultimate objective of improving shareholder value. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes that the executive compensation packages we provide to our executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals. The Committee, and the President and Chief Executive Officer ("CEO"), evaluate the information in the annual Kentucky Bankers Association Financial Institution Compensation Survey ("KBA Survey") and then use their subjective judgment to determine a percentage increase in total base pay. Each manager, based on this aggregate percentage increase, is allocated a pool of funds to allocate increases among the employees the manager supervises.

     Role of Executive Officers in Compensation Decisions. The Committee makes all compensation decisions for the CEO and approves recommendations regarding equity awards to all officers of the Company. Decisions regarding the non-equity compensation of other executive officers are made by the CEO, in his discretion using the pool of funds allocated to the other executive officers based on the overall corporate percentage increase.

     Setting Executive Compensation. Based on the foregoing objectives, the Committee has structured the Company's annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. A significant percentage of total compensation is allocated to incentives.

     The Committee reviews relevant market data and alternatives when making compensation decisions for the CEO. Up to 40% of base compensation may be earned in performance-based incentive compensation as a result of the performance of the Company, compared to established goals.

     2007 Executive Compensation Components. For the fiscal year ended December 31, 2007, the principal components of compensation for Named Executive Officers were base salary, performance-based incentive compensation, long-term equity incentive compensation, and retirement and other benefits.

          Currently Paid Compensation Components:

          Base Salary. We provide our Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility. Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. The Committee and the CEO primarily use the annual KBA Survey in setting salary ranges on an annual basis. Every five years, the Committee recalibrates salary ranges based on the overall value of each job by comparing current market rates of bench mark jobs and assigning all jobs to salary grades, after considering their market value and internal value. During his review of base salaries for other executives, the CEO primarily focuses on the individual's performance.

          Performance-Based Incentive Compensation. The Management Incentive Plan ("MIP") was created to promote high performance by officers of the Company through achievement of corporate goals and encouragement of growth of shareholder value. We currently have approximately 60 officers (including the Named Executive Officers) who are eligible to receive cash awards under MIP. The MIP provides guidelines for the calculation of annual non-equity incentive based compensation, subject to Committee oversight and modification. Annually, the Committee considers whether any changes should be made with the MIP. The MIP includes various incentive levels based on the participant's accountability and impact on our operations, with target award opportunities that are established as a percentage of base salary. These maximum targets range from 20% of base salary to 40% of base salary for the Named Executive Officers.

          For fiscal 2007, a Named Executive Officer's MIP award was based upon achievement of corporate financial objectives relating to Company earnings on a quarterly basis, with goals set for threshold, target and maximum levels. Payment of awards under the MIP are based upon the achievement of such objectives for the current year. Named Executive Officers participating in the MIP receive: 50% of the maximum award if threshold levels are met, 75% of the maximum award if target levels are met and 100% of the maximum award if maximum levels are met.

           Generally, the Committee sets the target level for earnings at the Company's earnings objective for the current year. Threshold and maximum levels are set below and above the target level (generally five to seven percentage points, as applicable). In making the annual determination of the threshold, target and maximum levels, the Committee may consider the specific circumstances facing the Company during the coming year. In 2007, the established targets and actual results for each quarter were:
                Threshold        Target        Maximum         Actual
1st quarter    $ 1,593,000    $ 1,677,000    $ 1,794,000    $ 1,666,000
2nd quarter      1,698,000      1,787,000      1,912,000      2,028,000
3rd quarter      1,744,000      1,836,000      1,964,000      1,776,000
4th quarter      1,814,000      1,909,000      2,043,000      1,573,000

In 2007, this plan was based solely on our earnings. In 2006, a portion of each Named Executive Officer's payout was based on individual goals. The payout percentages for the Named Executive Officers of our earnings for 2007 was 50% and for 2006 ranged between 63% and 78% of the participant's maximum. Generally, the Committee sets the threshold, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

          Awards made to Named Executive Officers under the MIP for performance in 2007 are reflected in column (g) of the Summary Compensation Table.

         Long-Term Incentive Compensation:

         2005 Restricted Stock Grant Plan. The 2005 Restricted Stock Grant Plan encourages participants to focus on long-term Company performance and provides an opportunity for executives and other officers to increase their stake in the Company through restricted grants of our common stock. Starting in 2006, the Committee utilized the 2005 Restricted Stock Grant Plan to compensate executives and other officers for sustained increases in our stock performance. Twenty percent of each grant vests annually on anniversary date of the grant (assuming the recipient is still in our employ). Vesting expires 90 days after termination of employment and one (1) year after death, disability or retirement. Upon a change of control, any restriction period will expire immediately and the employee will hold the restricted stock free of any restrictions.

          Based on its subjective judgment, the Committee annually establishes the awards to the executive officers under the 2005 Restricted Stock Grant Plan based on the salary level of each employee. The Committee, in its discretion, may also award stock grants to newly hired employees and to employees who are promoted. These awards are reflected in the Summary Compensation Table and the Grants of Plan Based Awards Table for our Named Executive Officers.

          1999 Employee Stock Option Plan. The 1999 Employee Stock Option Plan helps us to enhance the link between the creation of shareholder value and long-term executive incentive compensation, to provide an opportunity for increased equity ownership by executives and to maintain competitive levels of total compensation. Since the establishment of the 2005 Restricted Stock Grant Plan, the Committee has not awarded any stock options. Currently, the Committee anticipates that stock option awards for officers will be primarily used for newly hired or promoted executives. Options are awarded at the current closing price of our common stock on the date of the grant. The options granted vest at a rate of 20% per year over the first five years of the ten-year option term. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Vesting and exercise rights expire 90 days after termination of employment and one (1) year after death, disability or retirement. In the event of a change of control of the Company, each outstanding option will become fully vested and immediately exercisable.

          Retirement and Other Benefits. All of our employees are eligible to participate in our Retirement Plan & Trust and the Profit Sharing (401k) Plan.

          Retirement Plan & Trust. Under the Retirement Plan & Trust, all full or part-time employees who have completed five continuous years of employment with us, including the Named Executive Officers, earn the right to receive certain benefits upon retirement at the normal retirement age of 65 or upon early retirement on or after age
55. Retirement benefits are calculated as the product of 1% times the years of service multiplied by the final average eligible pay for the five highest consecutive years. If the employee retires between the ages of 55 and 64, the amount of benefits is reduced such that if the associate retires at age 55, he or she will be entitled to 50% of the accrued benefits. The benefits are not subject to a deduction for Social Security or other offset amounts. Of the Named Executive Officers, Mr. Woodford and Mr. Fryman are eligible for early retirement benefits under the Retirement Plan.

          Profit Sharing (401k) Plan. Our Profit Sharing (401k) Plan is available to all employees, including the Named Executive Officers. We match 100% of the first 6% of pay that is contributed by an employee to the plan. All employee contributions to the plan are fully-vested upon contribution, and matching contributions are vested after 3 years of service. We may, at our discretion, make a profit sharing contribution to the plan. We have not made a profit sharing contribution since we added the 401(k) feature to the plan.

          Stock Gift Program. We provide gifts of shares of our common stock to our full time employees, including the Named Executive Officers, who have completed at least 15 years of service. Under the Stock Gift Program, participants may be awarded an increasing number of shares of common stock for each five-year anniversary starting with 15 years for their continued dedicated service to the Company.

Report of the Compensation Committee

     The Compensation Committee of our Board of Directors is composed of three members who are independent, outside directors as defined under NASDAQ rules. The Compensation Committee has furnished the following report:

     We determine the total compensation of the Company's CEO. With input from the CEO, we also determine the total long-term compensation of the other executive officers and the total short-term and long-term compensation of the directors. We do not have power to delegate our authority. We do not have a charter.

     Please refer to "Compensation Discussion and Analysis" above for a more thorough discussion of the Company's philosophy and procedures. We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review of the Compensation Discussion and Analysis and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for its 2008 Annual Meeting of Shareholders.

Dated: March 28, 2008

William Arvin, Chairman
Henry Hinkle
Theodore Kuster



Summary Compensation Table

     The table below summarizes the total compensation paid to or earned by our CEO, our chief financial officer, and each of our three most highly compensated executive officers other than the CEO and chief financial officer.

Summary Compensation Table
                                                                          Change in
                                                                           Pension
                                                                          Value and
                                                            Non-Equity   Nonqualified
                                                             Incentive     Deferred
                                            Stock   Option     Plan      Compensation  All Other
Name & Position     Year   Salary   Bonus   Awards  Awards  Compensation   Earnings   Compensation   Total
                                     (1)     (2)     (3)        (4)          (5)           (6)
Louis Prichard      2007  $200,000  $  -    $4,729  $7,920    $40,000      $12,189     $24,958     $289,796
 President, CEO     2006   185,000     -     1,537   7,410     46,250       12,751      21,361      274,309

Gregory J. Dawson   2007    93,085           2,229   1,326     16,755       10,077       7,715      131,187
  CFO               2006    90,155   2,700     724   1,449     22,719       11,190       6,369      135,306

Norman J. Fryman    2007   122,183     -     2,229   1,530     18,327       28,776       9,632      182,677
  VP, Sales &       2006   118,051     -       724   1,833     22,303       25,249       7,886      176,046
  Service

B. Proctor Caudill, 2007   102,500     -        -      -       15,375        7,429      15,912      141,216
  Jr., Special
  Project Manager

Buckner Woodford    2007    84,870       -    2,229   3,060    12,731       37,470      15,566      155,926
  Chairman          2006    82,800       -      724   3,540    15,566       48,273      13,603      164,506
___________

(1)	Represents compensation for work done on special project.

 (2) The amounts under this column represent the FAS 123(R) expense relating to each Named Executive Officer's previously issued restricted stock awards which we recognized during 2007. The restricted stock will vest ratably over a five-year period. For additional information relating to the assumptions made by us in valuing these awards for 2006, refer to Note 14 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007. The grant date fair value of each restricted stock awarded in 2006 was $29.25 and in 2007 was $31.00.

 (3) The amounts under this column represent the FAS 123(R) expense related to each Named executive Officer's previously granted stock options which we recognized during 2007. The stock options will vest ratably over a five-year period. For additional information relating to the assumptions made by us in valuing these awards for 2007, refer to Note 14 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007.
These amounts do not necessarily equate to the income that will ultimately be realized by the Named Executive Officers for these awards. The grant date fair value of each stock option granted in 2002 was $26.00, in 2003 was $25.50, in 2004 was $33.90 and in 2005 was $30.50.

 (4) Represents cash payments from satisfaction of the performance goals under the MIP plan.

 (5) Represents change in value of pension benefits.



 (6) The amounts reflected in this column for the Named Executive Officers include (i) premiums paid for life insurance, a car allowance for Mr. Prichard and (ii) the following perquisites and personal benefits:

                     Mr.         Mr.        Mr.        Mr.          Mr.
Benefit            Prichard     Dawson     Fryman     Caudill     Woodford

401(k) Match(1)     $15,333     $6,963    $8,723      $7,195      $6,581

Director Fees         7,900          0         0       7,900       8,300
__________

  (1) We matched 100% of the first 6% of pay that was contributed by each Named Executive Officer to the 401(k) plan.

Grants of Plan Based Awards Table

     The following table contains information regarding incentive compensation under the Company's MIP plan and the grant of restricted stock under the 2005 Restricted Stock Grant Plan to the Named Executive Officers during the year ended December 31, 2007.

   Grants of Plan Based Awards

                                                                 All Other
                             Estimated Future Payments Under   Stock Awards:   Grant Date
                            Non-Equity Incentive Plan Awards    Number of     Fair Value
                    Grant                  (1)                   Shares of      of Stock
Name                Date     Threshold   Target     Maximum   Restricted Stock   Awards
                                                                    (2)
Louis Prichard
Restricted Stock   1/2/2007                                         350         $10,850
MIP                1/1/2007  $40,000    $60,000     $80,000

Gregory J. Dawson
Restricted Stock   1/2/2007                                         165           5,115
MIP                1/1/2007   16,755     25,133      33,511

Norman J. Fryman
Restricted Stock   1/2/2007                                         165           5,115
MIP                1/1/2007   18,327     27,491      36,655

B. Proctor Caudill, Jr.
Restricted Stock   1/2/2007                                         165           5,115
MIP                1/1/2007   20,500     30,750      41,000

Buckner Woodford
Restricted Stock   1/2/2007                                         165           5,115
MIP                1/1/2007   16,974     25,461      33,948
_____________

(1)	Represents the three potential management incentive plan compensation amounts that could be paid to the individual Named Executive Office depending upon the Company's 2007 earnings. The Company met the threshold level, so each Named Executive Officer received the amount indicated under the "Threshold" column.

 (2) Awards of restricted shares of our common stock in 2007 under our 2005 Restricted Stock Grant Plan. The shares of restricted stock vest ratably over 5-years.



Outstanding Equity Awards Table

          Outstanding Equity Awards at December 31, 2007

                  ___________________Option Awards(1)____________    _____Stock Awards(2)____
                                                                                      Market
                  Number of     Number of                              Number of     Value of
                  Securities    Securities                             Shares or     Shares or
                  Underlying    Underlying                              Units of     Units of
                 Unexercised   Unexercised      Option      Option     Stock that   Stock that
                   Options       Options       Exercise   Expiration    Have not     Have not
      Name       Exercisable   Unexercisable    Price        Date        Vested       Vested
Louis Prichard         -            -             -            -           280         8,890
                       -            -             -            -           350        11,113
                     2,400         600          25.50        1/2/13
                       600         400          33.90        1/2/14
                     1,600       2,400          30.50        1/3/15

Gregory J. Dawson      -            -              -            -           132         4,191
                       -            -              -            -           165         5,239
                     1,100          -           20.63       1/12/09
                       150          -           24.00        1/3/10
                       150          -           23.50        1/2/11
                       150          -           26.00        1/2/12
                       320         80           25.50        1/2/13
                       240        160           33.90        1/2/14
                       200        300           30.50        1/3/15

Norman J. Fryman         -          -             -            -           132         4,191
                         -          -             -            -           165         5,239
                       300          -           24.00        1/3/10
                       300          -           23.50        1/2/11
                       300          -           26.00        1/2/12
                       400        100           25.50        1/2/13
                       300        200           33.90        1/2/14
                       200        300           30.50        1/3/15

B. Proctor Caudill, Jr.  -          -             -            -           165         5,239

Buckner Woodford        -           -             -             -          132         4,191
                        -           -             -             -          165         5,239
                     3,600                     $20.63       1/12/09
                       500                      24.00        1/3/10
                       500                      23.50        1/2/11
                       500                      26.00        1/2/12
                       800         200          25.50        1/2/13
                       600         400          33.90        1/2/14
                       400         600          30.50        1/3/15
__________

 (1) The stock options vest ratably over a five-year period and have a term of ten-years. In the event of a change of control of the Company, each outstanding option will become fully vested and immediately exercisable.

 (2) The shares of restricted common stock vest ratably over a five-year period. In the event of a change in control of the Company, any restrictions will expire immediately and the employee will thereafter hold the shares of common stock without any restrictions.




Option Exercises and Stock Vested Table

     The following table sets forth certain information regarding the vesting of restricted stock and the exercise of options by the Named Executive Officers during calendar year 2007.

                  _________Option Awards________  ____________Stock Awards_________

                      Number of                       Number of
                  Shares Acquired  Value Realized   Shares Acquired  Value Realized
      Name          on Exercise      on Exercise      on Vesting       on Vesting
Louis Prichard            -              -                70             $2,170
Gregory J. Dawson        400         $11,100              33              1,023
Norman J. Fryman         400         $ 9,900              33              1,023
B. Proctor Caudill, Jr.   -             -                  0                  0
Buckner Woodford          -             -                 33              1,023
___________

Pension Benefits Table

     The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers under our Retirement Plan & Trust. The values were determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and included the number of years of service credited to each such Named Executive Officer (refer to Note 13 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007).

                        Number of Years        Present Value of        Payments During
     Name            Credited Service      Accumulated Benefit(1)    Last Fiscal Year
Louis Prichard            5.00                 $ 49,161                    -

Gregory J. Dawson        21.92                   75,257                    -

Norman J. Fryman         22.17                  198,299                    -

B. Proctor Caudill, Jr.   1.00                    7,429                    -

Buckner Woodford         35.33                  626,742                    -
_____________

  (1) The amounts in this column were calculated using a present value discount rate of 6.0%, an assumed retirement age of 65 and an assumption that benefits will be paid on a life annuity basis based upon information contained in the 1983 Group Annuity Mortality table. For more information regarding our Retirement Plan & Trust, please refer to our discussion under "Long-Term Incentive Compensation:
Retirement Plan & Trust" found above in the section entitled "Executive Compensation - Compensation Discussion and Analysis."

Transactions with Related Persons.

     Our operating subsidiary, Kentucky Bank, has had and expects in the future to have banking transactions in the ordinary course of business with our directors and executive officers and their affiliates. All loans to and deposits from such persons or their affiliates have been on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and have not involved more than the normal risk of collectability or other unfavorable features.

     Our practice has been that any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, with respect to a director or executive officer, must be reviewed and approved, or ratified, annually by the Board of Directors. Any such related party transactions will only be approved or ratified if the Board determines that such transaction will not impair the involved person's service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company. The transaction relating to Mr. McClain described below has been reviewed and approved or ratified by our Board.

     The Company paid The Hopewell Company, Inc., a Kentucky corporation, $263,140 in 2007 for insurance related services it provided to the Company. Ted McClain owns 1/3 of The Hopewell Company, Inc. and is also a director and officer of the company.

Section 16(a) Beneficial Ownership Reporting Compliance.

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of the Forms 3, 4 and 5 filed during 2007, and written representations from certain reporting persons that no Forms 5 were required, we reasonably believe that all required reports were timely filed with the following exceptions: one Form 4 for each of Mr. Fryman, Mr. Hinkle and Mr. Van Meter and two Forms 4 for Mr. Woodford. Each Form 4 was filed after the prescribed due date.

Report of the Audit Committee.

     The Audit Committee of the Board of Directors has furnished the following report:

     The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. A copy of our Audit Committee Charter is attached to this proxy statement as Annex A. The Audit Committee will review and reassess the Charter annually and recommend any changes to the Board for approval.

     Management is responsible for the preparation of the Company's financial statements. The registered public accounting is responsible for the audit of the financial statements. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2007, the Audit
Committee:

          Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management and Crowe Chizek and Company LLC ("Crowe Chizek"), the
Company's independent registered public accounting firm at the time of the audit;

     Discussed with Crowe Chizek the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct, scope and results of the audit;
and

     Received written disclosures and the letter from Crowe
Chizek regarding its independence as required by Independence Standards Board Standard No. 1.

     The Audit Committee discussed with Crowe Chizek such firm's independence. The Audit Committee also discussed with management and Crowe Chizek the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee discussed with the independent auditors their audit plans, audit scope and identification of audit risks.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and Crowe Chizek, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert G. Thompson, Chairman
Betty J. Long     Ted McClain     Edwin S. Saunier

Appointment of Independent Registered Public Accounting Firm.

     On the recommendation of the Audit Committee, the Board engaged Crowe Chizek as its independent registered public accounting firm for the fiscal year ending December 31, 2008. Crowe Chizek will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm.

     Preapproval Policies and Procedures. The Audit Committee's policy is to approve in advance all audit fees and terms and non-audit services permitted by law to be provided by the external auditors. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and non-audit services described below, for the upcoming or current fiscal year, subject to specified cost levels. Other services include:

     ? Consultation regarding financial accounting and reporting standards; ? Discussions related to accounting for proposed acquisitions;
     ?  Discussions regarding regulatory requirements;
     ? Consultation concerning tax planning strategies; and ? Audits of benefit plans.

     Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent accounting firm has been approved in advance by the Audit Committee. None of those services required use of the de minimis exception to preapproval contained in the SEC's rules.

     Fees and Related Disclosures for Accounting Services. The aggregate fees we incurred for professional services rendered by Crowe Chizek were as follows:

          Audit fees - Fees for the financial statement audit and the review of the Company's Form 10-Q's were $114,000 for 2007 and $115,000 for 2006.

          Audit related fees - Aggregate fees for all assurance and related services were $16,700 for 2007 and $14,450 for 2006. These fees were incurred for audits of benefit plans.
          Tax fees - Fees related to tax compliance, advice and planning were $18,000 for 2007 and $16,000 for 2006.
          All other fees - Consulting fees related to acquisitions, profitability and risk management were $3,500 for 2007 and $16,120 for 2006.

    All services provided by Crowe Chizek in 2007 and 2006 were approved by the Audit Committee. All fees were approved in accordance with the preapproval policy. The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of the external auditors.



Annex A
Kentucky Bancshares, Inc.
Audit Committee Charter

Statement of Policy

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibility to the shareholders, investment community, governmental bodies and the public relating to the financial statements and the financial reporting process of the Company, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Committee, the independent auditors, internal auditor, and the management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose. The Company shall provide appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Organization

The Audit Committee shall consist of no fewer than three members, each appointed by the Board. The members of the Audit Committee shall meet the independence requirements of the Nasdaq Stock Market ("Nasdaq"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission ("SEC"). Each member shall be financially literate, as defined by Nasdaq, and at least one member shall be a financial expert, as defined by the SEC. One member will be elected by the Board to chair the Committee.

Authority and Responsibilities

     The principal responsibilities of the Audit Committee are to oversee the Company's financial reporting process and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements. The independent auditors are responsible for auditing those financial statements and report directly to the Audit Committee. In carrying out its responsibilities, the Audit Committee should maintain flexible policies
and procedures in order to best react to changing conditions.   The Committee
should take appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior.

The Audit Committee shall have direct responsibility and authority to:

? Appoint or replace, determine the funding and compensation for, and oversee the work of the Company's independent auditors (including resolving disagreements between management and the auditor regarding financial reporting);

? Establish pre-approval policies and procedures for, and pre-approve all audit services and permitted non-audit services performed for the Company by its independent auditors in accordance with section 10A(i) of the Exchange Act and the SEC's auditor independence rules;

? Engage and determine funding for independent counsel and other advisors as the Committee determines are necessary to carry out its duties;

? Establish procedures for the anonymous submission of complaints or concerns by the Company's employees regarding accounting, internal accounting controls or auditing matters, and the receipt, retention and treatment by the Company of those complaints and concerns; and

? Consider transactions involving possible conflicts of interest of the Company's directors and senior officers.

In carrying out these responsibilities, the Audit Committee will:

?  meet four times per year or more frequently as circumstances require;

? evaluate the qualifications, performance and independence of the independent auditors, including obtaining from the independent auditors and reviewing: (a) a formal written statement delineating all relationships between the auditor and Company, as required by the Independence Standards Board and (b) at least annually a report regarding (i) the independent auditor's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company. The Committee should actively engage in a dialogue with the auditors and take appropriate action to oversee the independence and performance of the outside auditors;

? ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible;

? discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company's audit team;

? meet with the independent auditors and financial management of the Company to review the scope and plan of the proposed audit for the current year. At the conclusion of the audit, review significant findings and any comments or recommendations of the independent auditors, including the status of previous audit recommendations, together with management's responses;

? review with the independent auditors, the internal auditor and financial management the adequacy and effectiveness of the accounting and financial controls of the corporation, and any special steps adopted in light of material control deficiencies; and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable;

? review the internal audit function of the Company confirming and assuring the objectivity and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors;

? receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan or any difficulties encountered in the course of audit work;

? review and discuss each quarterly earnings release with management and the independent auditors prior to the distribution of the release to the public (which, if appropriate, may be performed by the Committee chair);

? review and discuss with management and the independent auditors the Company's annual audited financial statements, including the disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K;

? review and discuss with management and the independent auditors the Company's quarterly financial statements before the filing of its Form 10-Q, including results of the independent auditors' review of quarterly financial statements;

? review and discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles;

?  review and discuss quarterly reports from the independent auditors on:
(i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

? review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the annual 10-K and quarterly 10-Q reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls;

? meet periodically with the independent auditors, internal auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee;

? inquire of management, the independent auditors and internal auditor about significant risks or exposures and assess the steps management has taken to minimize such risks for the Company;

? meet periodically with in-house compliance personnel and, as appropriate, with outside legal counsel, about significant risks and exposures, assess the steps management has taken to minimize such risks to the Company, and consider the adequacy of disclosure in the Company's financial statements;

? instruct management and the independent auditors that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent auditors is to the Board and the Committee, as representatives of the Company's shareholders;

? submit the minutes of all meetings of the Audit Committee to, and discuss significant results of the foregoing activities with, the Board of Directors; and

? review and reassess the adequacy of this charter annually or as otherwise appropriate.





This Proxy Form is Solicited by the Board of Directors

Kentucky Bancshares, Inc.
Paris, Kentucky

     The undersigned hereby appoints Buckner Woodford IV and Gregory J. Dawson, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation's Common Shares which I held of record or am otherwise entitled to vote at the close of business on March 20, 2008, at the 2008 Annual Meeting of Shareholders to be held on May 14, 2008 and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

1.	ELECTION OF DIRECTORS

		FOR all nominees listed below (except as otherwise indicated below)

		AGAINST all nominees listed below

      Henry Hinkle, Theodore Kuster and Robert G. Thompson

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below)

_________________________________________________________

2.	OTHER BUSINESS.  In their discretion, the Proxies are authorized to act upon such other matters as may properly be brought before the Annual
Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN
ITEM 1.

(PLEASE DATE, MARK, SIGN AND RETURN IMMEDIATELY)

This proxy form relates to ALL shares owned by the undersigned.

This proxy form is solicited by the Board of Directors and will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated on a duly executed proxy form, all shares will be voted "FOR" the nominees listed in Item 1. A vote FOR the election of nominees listed above includes discretionary authority to cumulate votes, selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

DATE___________, 2008		________________________________
					     Signature

				________________________________
				    Signature, if held jointly




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